Exhibit 4.07

PROCESSOR CLOUD & SOFTWARE USE AGREEMENT 2017

This Agreement is entered into between Processor Informática SA and the company listed below, effective as of the date indicated below. This Agreement contains the basic terms of relationship between the CUSTOMER and the CONTRACTOR regarding the service described below and is directly subordinate to the tripartite agreement between the CUSTOMER, the HOLDER and the CONTRACTOR. THE RULES HEREUNDER SHALL SPECIFICALLY GOVERN THE RELATIONSHIP BETWEEN PROCESSOR AND CUSTOMER and are related to the general contract rules of the CONTRACTOR, as provided at http://www.processor.com.br/master/Sitepages/master.aspx

CUSTOMER	CONTRACTOR
NS2 COM INTERNET SA	PROCESSOR INFORMÁTICA S.A.
CNPJ	CNPJ
09.339.936/0001-16	92.232.081-0001/73
ADDRESS	ADDRESS
RUA VERGUEIRO, 961	AV. SEVERO DULLIUS, 410
CITY AND STATE	CITY AND STATE
SÃO PAULO—SP	PORTO ALEGRE – RS
COUNTRY AND POSTAL CODE	COUNTRY AND POSTAL CODE
BRASIL—01504-001	BRAZIL—90200-310
CONTACT NAME	CONTACT NAME
EDUARDO DE SOUZA BERTI	MARCIA MENDES
PHONE NUMBER	PHONE NUMBER
11 30285300	(51) 2111-1566
EMAIL	EMAIL
EDUARDO.BERTI@NETSHOES.COM	INFO@PROCESSOR.COM.BR

Any notice under this Agreement shall be sent to the contact and address of the CONTRACTOR specified above. Changes of address of the CONTRACTOR and CUSTOMER must be previously notified in writing.

CUSTOMER:	CONTRACTOR
NS2 COM INTERNET SA	PROCESSOR INFORMÁTICA S.A.
SIGNATURE:	SIGNATURE:
FULL NAME:	FULL NAME:
MARCIO KUMRUIAN	CESAR LEITE
POSITION:	POSITION:
CEO	CEO
PLACE AND DATE:	START DATE:
30/06/2017	30/06/2017
WITNESS	WITNESS

CONDITIONS, TERMS AND DEFINITIONS.

PURPOSE: The purpose of this Agreement is the provision of services by the CONTRACTOR for licensing to the CUSTOMER of the software provided in the proposal. This Agreement binds only the relationship between the parties; however, it is linked to the tripartite license agreement between Processor, the customer and the licensed technology as per the proposal enclosed herewith.

CONTRACTOR, CUSTOMER AND HOLDER: In this Agreement, the CONTRACTOR is the company PROCESSOR engaged by the CUSTOMER to acquire licenses for the products of the respective HOLDER, when it is not itself the HOLDER; the CUSTOMER is the end user who has a license agreement with the HOLDER; and the HOLDER is the holder of the copyrights for the software licenses acquired, a party to the tripartite license agreement referred to above.

LICENSE: Means the right to run a version of the requested product, for the period defined and limited by the HOLDER and for the purposes of this Agreement, for any of the offers identified in the attached list of products.

OWNERSHIP: The software subject matter of the licensing is owned by the HOLDER and is protected by the current regulations, especially Law 9.609 (Software Law) and Law 9.610 (Copyright Law), both of 1998.

BUSINESS PAGES: The CUSTOMER, for the duration of this Agreement, may use the system Processor Business Pages (BPs) and PROCESSOR E-LICENSING, if the licensed software supports this service.

The Business Pages Processor is an access tool to the services of the CONTRACTOR created especially for customers who have a business relationship and special services with the CONTRACTOR, allowing the enjoyment of a range of information resources through the Internet.

The Processor e-licensing is a tool made available through the Processor Business Pages to the CUSTOMER, which may allow access to values, product list, licensing information and online purchase by the user(s) authorized by the CUSTOMER, according to the Agreement with Processor.

PLACING ORDERS: In the event that the Processor e-licensing is used by the CLIENT for purchases, the report in the model previously indicated by the HOLDER will be automatically issued, and a spreadsheet with all selected products will be generated. In other cases of acquisition, the rules, values and conditions set out in the software and services contract(s) are valid.

The CUSTOMER shall certify, through access to the MICROSOFT portal, PROCESSOR as a digital partner of record (DPOR) of its online products like Office 365, CRM Online, Azure, Windows Intune and EMS. This operation will be completed after the insertion, by the CUSTOMER of the MPN ID of PROCESSOR in the portal of each of the licensed tools.

CONSUMPTION AND RESERVATION OF LICENSES: The CUSTOMER may use additional licenses according to their needs, through online consumption and/or licenses reservation. By doing so, it is understood that software and/or services are being acquired and that the billing will be done automatically according to the rules of the current agreement.

Once the CUSTOMER makes use, consumption, purchase or reservation of online service licenses, during the term of the agreement, the billing, from the CONTRACTOR, will be made according to the current commercial policies of the respective manufacturer and the agreement. At any time, the customer may consult the access and control tools provided by the manufacturer and/or Processor to check consumption and respective reservations, but agrees that, once provisioned, they will no longer be subject to cancellation/change.

For new products, provisioned outside the initial proposal, the current list price will be used, at the time of billing and other commercial conditions agreed upon in the proposal.

In the cases of online consumption and/or reservation of licenses, the term itself will be considered as a purchase order by the CUSTOMER, provided that all the consumption used during the term shall be billed by the CONTRACTOR, including for cases of reservation of licenses, even if the agreement in force is terminated between the parties.

The CUSTOMER hereby agrees that every online procedure, including email, is valid and that there is no need for signing as the CUSTOMER will be logged in the necessary portals and will carry out the consumption and/or reservations according to their convenience.

WARRANTY: The CONTRACTOR will not provide any warranty for the licenses purchased, which is a responsibility of the respective holders/manufacturers.

COMPENSATION: The compensation amounts for the Licensing are described in the Price Tables of the HOLDER (periodically published) and/or the Licensing Agreement, hereby considered as exhibits, as formalized between the parties. Occasionally the HOLDER or the CONTRACTOR, at their sole discretion, may provide additional benefits as services or discount to support the adoption and implementation of the technologies engaged.

The amounts to be invoiced shall follow the price of the products listed in the initial proposal, still in force, or rules of the related contract.

The CUSTOMER hereby agrees and accepts that, if the price marker under this Agreement is in US dollars, the dollar value to be used will be that of the billing date as defined in the business proposal, based on the exchange rate issued by the Central Bank of Brazil, as explained in the business proposal.

Any and all taxes that may be created, levied on this Agreement or on the aforementioned corporate agreement and that is not considered as a substitute for other costs previously levied, will be passed on to the CUSTOMER with the consequent adaptation to the final agreed price, in order to ensure compliance with the agreed terms and the economic balance in the relationship established.

DURATION: This agreement shall be valid for the same period of the agreement entered into between the CUSTOMER and the HOLDER.

EXTENSION: Once the license agreement between the CUSTOMER and the respective HOLDER has been extended, or in case of termination thereof and subsequent and immediate execution of another agreement having the same subject matter, this Agreement shall also be automatically extended and/or revalidated, for the same term, and thus uninterruptedly, maintaining all the terms and conditions set forth herein.

DEFAULT: The delay in the payment of any installment, invoice, negotiable instrument or charge issued by the CONTRACTOR regarding this Agreement by the CUSTOMER shall cause the imposition of a late charge of two percent (2%) on the amount in question, plus interest of one percent (1%) per month, on a pro rata basis, plus adjustment for inflation. In the case of judicial collection of amounts in arrears, the CUSTOMER shall bear court costs and attorneys’ fees of twenty percent (20%).

TERMINATION AND PENALTIES: Failure by the CUSTOMER to pay the amounts set forth in this Agreement may cause, at any time, the termination of this Agreement by the CONTRACTOR and imposition upon the CUSTOMER of the contractual penalty under the Master Agreement referred to in the preamble, of the amounts and percentages set in the previous clause, of the installments due, as well as other applicable sanctions.

JURISDICTION: The parties hereby elect the courts of Porto Alegre, Rio Grande do Sul, as the courts of jurisdiction to hear and settle any disputes arising from this Agreement, expressly waiving any other, however privileged it may be.